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                                                                  EXHIBIT 10.1

                          LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made by and between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation with an office located at 1000 Hart Road, Barrington, Illinois 60010 ("Lender"), and the following California corporations, being all of the subsidiaries of FAA (as hereafter defined):

     Transcar Leasing, Inc.             FAA Serramonte, Inc.
     dba Serramonte Auto Plaza          1500 Collins Avenue
     1500 Collins Avenue                Colma CA 94014
     Colma CA 94014
                                        FAA Poway T, Inc.
     FAA San Bruno, Inc.                1500 Collins Avenue
     1500 Collins Avenue                Colma CA 94014
     Colma CA 94014
                                        FAA Poway H, Inc.
     Smart Nissan, Inc.                 1500 Collins Avenue
     1500 Collins Avenue                Colma CA 94014
     Colma CA 94014
                                        FAA Poway D, Inc.
     FAA Serramonte L, Inc.             1500 Collins Avenue
     1500 Collins Avenue                Colma CA 94014
     Colma CA 94014
                                        FAA Concord N, Inc.
     FAA Stevens Creek, Inc.            1500 Collins Avenue
     1500 Collins Avenue                Colma CA 94014
     Colma CA 94014
                                        FAA Concord H, Inc.
     FAA Dublin VWD, Inc.               1500 Collins Avenue
     1500 Collins Avenue                Colma CA 94014
     Colma CA 94014

     FAA Dublin N, Inc.
     1500 Collins Avenue
     Colma CA 9401


The above corporations are referred to collectively herein as "Borrower." The obligations of Borrower to Lender in this Agreement are the joint and several liability of the Borrower corporations. Each reference to Borrower in this Agreement means each of the Borrowers jointly and severally. The maximum loan amounts and the payment obligations are stated as an aggregate combined total for all of the Borrower corporations.

I. DEFINITIONS
   -----------

     As used herein, the following terms (both singular and plural) shall have the following meanings:

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     "Borrowing Base Certificate" means a certificate in form and content acceptable to Lender from time to time in Lender's sole discretion, duly completed and certified by a chief financial officer of Borrower or FAA to be true and correct in all respects, which shall initially be in the form of Exhibit A attached hereto and incorporated herein by this reference (subject, however, to any future change(s) which GECC may require from time to time in its sole and absolute discretion).

     "Business Day" means any day other than a Saturday, Sunday or national holiday.

     "Collateral" has the meaning set forth in Section IV. A.

     "Default" has the meaning set forth in Section VI. A.

     "Demonstrator(s)" means a New Vehicle which has more than 2500 miles on its odometer or a Used Vehicle which has been designated or used by Borrower as a Demonstrator.

     "Discretionary Advance(s)" means those advances (if any) which Lender may elect in its sole and absolute discretion to make upon the request of Borrower from time to time pursuant to Section II.E hereof.

     "Eligible Parts" means new motor vehicle parts and accessories which: (i) Borrower purchased from a motor vehicle manufacturer or the authorized manufacturer or authorized distributor, (ii) Borrower holds in inventory for sale or for use in servicing motor vehicles, (iii) are designed for use in connection with the types of motor vehicles which Borrower sells, (iv) are not obsolete, (v) are returnable to the manufacturer for full credit, and (vi) have not been held by Borrower in inventory for more than 365 days. The value of Borrower's inventory of Eligible Parts shall be equal to the lesser of Borrower's cost, or the invoice amount, or the amount shown on Borrower's books and records.

     "Eligible Used Vehicle(s)" means Used Vehicle(s) which Borrower has not held in inventory for more than 120 days, which have a NADA trade-in value (without adds) of at least $3,500, and for which Borrower has presented to Lender title and purchase documentation required by Lender within 30 days after the earlier of Borrower's purchase or taking possession of the Used Vehicle (provided that, if the title and purchase documentation is presented by Borrower later than said 30-day period but not later than 90 days, then Lender has inspected such Used Vehicle in the ordinary course of business and has approved same as an Eligible Used Vehicle).

     "FAA" means FirstAmerica Automotive, Inc., a Delaware corporation.

     "Financed Vehicle(s)" means a Vehicle in connection with which Lender makes an advance under Section II. B., II. C., II. D. or II. E. or in connection with which Lender otherwise makes, or is deemed to have made, an advance.

     "Index Rate" means, for each billing period, the highest of the rates quoted as the "Prime Rate" in the column entitled "Money Rates" published in the Wall Street Journal on the last Business Day of the calendar month preceding the billing period. In the event the Wall Street Journal does not quote a "Prime Rate," the Index Rate is the rate quoted as the "Prime Rate" in a publication designated by Lender from time to time. In the event a "Prime Rate" is not quoted on the last Business Day of a calendar month, the Index Rate shall be the "Prime Rate" quoted in the

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most recent Business Day preceding the last Business Day of such month.

     "Initial Advance" means the lesser of: (a) the amount of the principal indebtedness owed to Lender and/or other lender(s) for the inventory financing of all of Borrower's New Vehicles, (b) 100% of the manufacturer's invoice amount (including freight) for such New Vehicles, or (c) the amount Borrower requests that Lender advance to provide inventory financing for such New Vehicles.

     "IPO" means an initial public offering of common stock of FAA, which results in net equity proceeds to FAA of not less than $50,000,000.00.

     "Maximum Lawful Rate" means the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.

     "New Vehicle(s)" means a Vehicle which (a) has not been titled, or sold or leased at retail, or used as a regular means of transportation prior to purchase by Borrower, (b) is purchased by Borrower from the manufacturer, or an authorized distributor or a dealer with a New Vehicle franchise for such Vehicle, (c) was manufactured by a manufacturer acceptable to Lender with which Borrower is in good standing under a New Vehicle franchise agreement, and (d) is held in inventory by Borrower for sale or lease to customers.

     "Notice" means any notice, demand, request, consent, approval, declaration or other communication required to be given to any person hereunder and as set forth in Section VII.I.

     "Program Vehicle(s)" means a Used Vehicle which is supplied by a manufacturer to a motor vehicle auction company from a fleet or rental company for sale at an auction which is authorized by the manufacturer, and which has a NADA trade in value (without adds) of at least $10,000, has less than 20,000 miles on its odometer, and is a current model year or one year prior to the current year.

     "Revolver Advance(s)" means those advances (if any) which Lender makes from time to time pursuant to section II. C. hereof.

     "Revolver Borrowing Base" means the lesser of (a) the total of (i) 90% of the lesser of NADA trade-in value (without adds) of Borrower's Eligible Used Vehicle(s) or Borrower's cost to purchase the Eligible Used Vehicle(s), plus
(ii) 65% of Borrower's inventory of Eligible Parts, or (b) the amount Borrower requested to be advanced; provided, however, that from and after the earlier of completion of the IPO or fifteen (15) months after the Initial Advance, the number "90%" in the preceding clause shall be replaced with the number "80%" and the number "65%" in the preceding clause shall be replaced with the number "50%".

     "Stated Rate" means any interest rate to be paid by Borrower hereunder.

     "TCW" means TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent Mezzanine Trust, and TCW/Crescent Mezzanine Investment Partners, L.P.

     "Used Vehicle(s)" means a Vehicle which was titled or sold or leased at retail and then acquired by Borrower by purchase or in trade, and which is held in inventory by Borrower for sale or lease to customers.

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     "Vehicle(s)" means a motor vehicle which: (1) is a passenger motor vehicle, van, or light duty truck, which is not manufactured for a particular commercial purpose; (2) complies with all applicable safety, environmental and construction requirements, and is in good and operable condition; and (3) is capable of being titled and registered for use on public highways.


II. LOAN
    ----

     A.  Total Loan.  Borrower has requested to borrow from Lender up to One
         -----------
Hundred Seventy-Five Million Dollars ($175,000,000) in connection with Borrower's Vehicle inventory. Lender has agreed to loan this amount to Borrower according to the terms of this Agreement. The loan shall consist of a series of advances which shall constitute a single loan obligation of Borrower. For the purpose of determining the amount available to be advanced, any commitment by Lender to make an advance shall be treated as if the advance had been made. Advances shall be made on a revolving basis. Advances shall be made and used only for the purpose of financing New Vehicles as provided in Section II.B., Revolver Advances as provided in Section II.C., Program Vehicles as provided in
Section II.D., and/or Discretionary Advance(s) as provided in Section II.E. The loan(s) to be made by Lender to Borrower are conditioned upon each of the above-named Borrower corporations at all times actively conducting business as an automobile dealership and each obtaining all of its inventory financing from Lender.

     Notwithstanding the foregoing, however, there shall be no failure of a condition hereunder nor any event of default solely by reason of any corporation reorganization(s) of the Borrower corporations, including without limitation, merger(s) which may reduce the number of Borrowers from time to time, but only so long as (a) FAA maintains Control (as hereafter defined) of all of the automobile dealership businesses conducted by the Borrower corporations as of prior to such corporate reorganization(s), (b) such surviving or successor corporations after such corporate reorganization(s) continue to actively engage in the automobile dealership business in substantially the same manner as the corporate Borrower(s) existing prior to such corporate reorganization(s), including without limitation, obtaining all inventory financing from Lender and engaging in resale of the same manufacturers' vehicles at substantially the same volume of sales as before such corporate reorganization(s), and (c) Lender has provided its prior written consent to such corporate reorganization(s), which shall not be unreasonably withheld or delayed.

     In the event that there is a transfer of Control of any Borrower corporation at any time, all advances and indebtedness attributable to such transferred Borrower shall be immediately due and payable from the Borrowers (including without limitation all interest, fees and expenses attributable to such transferred Borrower, as determined by Lender in its sole and absolute discretion), and GECC shall immediately upon any such transfer of Control be under no further obligation (if any) to make any advances or provide any loans or credit (or incur any obligations) with respect to such transferred Borrower.

     Provided that the conditions set forth in the immediately preceding sentence are satisfied upon any such transfer of Control of any Borrower, no event of default shall occur hereunder by reason of such transfer of Control until Lender shall have first attempted to negotiate with Borrower over the period of time from the date of transfer of Control to the date which is sixty
(60) calendar days thereafter regarding adjustments to the terms hereof (including without limitation reduction in available credit and increases in interest rate(s)) to reflect the impact of such transfer

                                      -4-
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of Control of a Borrower upon Lender. Borrower and Lender agree to negotiate in good faith during such 90-day period based upon market conditions and other similar transactions (if any). If Lender and Borrower fail to agree to modification of the terms and conditions hereof by the end of such 90-day period, then Lender may unilaterally impose such adjustments as it believes are necessary or appropriate, or Lender may declare an immediate event of default hereunder, or both.

     As used in this Section, "Control" means the direct or indirect legal and equitable ownership of 100% of the outstanding voting stock in a corporate entity, or the actual or practical ability to control any person's or entity's actions or decisions, regardless of ownership interests or other legal relationships with such person or entity.

     B. New Vehicle Advances.
        --------------------

          (1) Subject to the full and timely payment and performance by Borrower of all conditions and covenants in this Agreement, upon the request(s) of Borrower from time to time, Lender shall make New Vehicle Advances to Borrower, provided that (a) advances for New Vehicles shall not exceed One Hundred Million Dollars ($100,000,000) outstanding at any time, (b) New Vehicle advances outstanding at the same time for motor vehicles to be included in a fleet sale shall not exceed the lesser of (i) $350,000, or (ii) 20 motor vehicles. As used in this Agreement, a fleet sale is a sale of more than one motor vehicle in a single transaction, or in a series of related transactions, to a single buyer for business use by the buyer. Lender shall not be obligated to make advances of New Vehicles to be included in a fleet sale which exceeds $350,000 unless Lender approves such advances in writing prior to Borrower's purchase of the motor vehicles and the purchaser agrees to pay Lender directly, and (c) advances shall not be outstanding at the same time for more than 50 Demonstrators.

          (2) If, prior to June 26, 1997, Lender shall make an Initial Advance, Lender may, at its option, disburse such funds (a) to Lender and/or any other lender(s) then providing financing for Borrower's inventory of Vehicles, or (b) to Borrower. If Borrower's debt or security interest held by any other lender(s) is assigned to Lender, the terms and conditions of such debt and security interest are hereby modified to be consistent with the terms and conditions of this Agreement.

          (3) If Borrower requests that Lender finance Borrower's purchase of a New Vehicle, or if a manufacturer, distributor, or franchised dealer notifies Lender that Borrower desires Lender to finance Borrower's purchase of a New Vehicle from such seller, then Lender shall make an advance to enable Borrower to purchase such New Vehicle, provided that all conditions precedent under this Agreement are satisfied and no event of default exists hereunder. Any advance made by Lender to pay for the purchase of a New Vehicle intended for Borrower shall be deemed to be an advance requested by Borrower. Lender, at its option, may disburse the advance to Borrower or to the seller of the New Vehicle. Any invoice, notice of shipment, or schedule pertaining to New Vehicles received by or sold to Borrower which indicates that Lender has an interest in or has financed a New Vehicle for Borrower shall be conclusive evidence when so used by Lender that Lender has financed the acquisition of such New Vehicle for Borrower and that the purchase price (including freight) of the New Vehicle stated thereon is the original principal amount of Borrower's obligation to Lender for financing such New Vehicle. Future advances for New Vehicles shall only be made if Lender makes the Initial Advance in Section B. 2.

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          (4)  Each advance made by Lender to finance Borrower's acquisition of a New Vehicle shall be equal to the lesser of: (a) 100% of the manufacturer's invoice amount (including freight), (b) Borrower's cost to purchase the New Vehicle, or (c) the amount requested by Borrower to be advanced.

          (5)  Prepayment Advances.  As provided in Section III.A.2, upon
               -------------------
request by Borrower, Lender shall advance to Borrower an amount not exceeding prepayments made on New Vehicle advances.

     C. Revolver Advances.
        ------------------

          (1) Subject to the full and timely payment and performance by Borrower of all conditions and covenants in this Agreement, upon the request(s) of Borrower from time to time, Lender shall make Revolver Advance(s) to Borrower, provided that: (a) the total Revolver Advances outstanding at any time shall not exceed the lesser of Thirty-Five Million Dollars ($35,000,000) or the Revolver Borrowing Base, and (b) Revolver Advance(s) shall only be made if Lender makes the Initial Advance in Section II.B.2.

          (2) As a condition precedent to the making and continuation of each Revolver Advance, Borrower shall have delivered to Lender an accurate and completed Borrowing Base Certificate as required hereunder, demonstrating (among other matters) the amount and availability of the Revolver Borrowing Base.

          (3)  Consignment.  Borrower and Lender may enter into an agreement by
               -----------
which they agree that Lender may consign Used Vehicles to Borrower for sale in accordance with its terms. Such an agreement shall become incorporated herein as though fully set forth in this subsection, except that defined terms in such and agreement shall retain the meaning given therein. Consigned Vehicle(s) shall not be considered to be Eligible Used Vehicles.

     D. Program Vehicle Advances.
        -------------------------

          (1) Subject to the full and timely payment and performance by Borrower of all conditions and covenants in this Agreement, upon the request(s) of Borrower from time to time, Lender shall make Program Vehicle advances to Borrower, provided that the total Program Vehicle advances outstanding at any time shall not exceed Fifteen Million Dollars ($15,000,000).

          (2)  Advances.  If Borrower requests that Lender finance Borrower's
               --------
purchase of a Program Vehicle, or if the manufacturer or auctioneer notifies Lender that Borrower desires Lender to finance Borrower's purchase of a Program Vehicle, then Lender shall make an advance to enable Borrower to purchase the Program Vehicle. Lender, at its option, may disburse the advance to Borrower, the auctioneer, or the manufacturer. Advances for Program Vehicles shall only be made if Lender has made the Initial Advance described in II.B.2. Any invoice, notice of shipment, or schedule pertaining to motor vehicles received by or sold to Borrower which indicates that Lender has an interest in or has financed a Program Vehicle for Borrower shall be conclusive evidence when so used by Lender that Lender has financed the acquisition of the motor vehicle for Borrower.

          (3)  Amount of Advance.  Each advance made by Lender to finance
               -----------------
Borrower's acquisition of a Program Vehicle shall be equal to the lesser of:
(i) 100% of Borrower's cost

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(excluding freight) if the Vehicle has 5,000 miles or less, 95% of Borrower's cost (excluding freight) if the Vehicle has 5,001 to 10,000 miles, or 90% of Borrower's cost (excluding freight) if the Vehicle has more than 10,000 and less than 20,000 miles, or (ii) the amount requested by Borrower to be advanced.

     E. Discretionary Advance.
        ----------------------

     Upon the request(s) of Borrower from time to time, and provided that all conditions precedent hereunder are then satisfied and no default then exists hereunder, Lender (in its sole and absolute discretion), may elect to make Discretionary Advance(s) to Borrower, provided that (a) such Discretionary Advance(s) shall be used solely to acquire New Vehicle(s) inventory of a vehicle dealership which Borrower (or an affiliate acceptable to Lender in its sole and absolute discretion) desires to acquire, (b) if an affiliate of Borrower acquires such New Vehicle(s) inventory, such affiliate and Borrower have executed this Agreement and executes and/or delivers to Lender such other documents and agreements as Lender may require, and (c) the total of all Discretionary Advances outstanding at any time shall not exceed Twenty-Five Million Dollars ($25,000,000).

     F. Conditions to Advances.
        ----------------------

          (1) Notwithstanding any other provision of this Agreement, Lender is not obligated to make any advance if: (a) Borrower is in default of this Agreement or any other obligation to Lender, (b) Borrower's landlord(s) have not waived any interest in the Collateral securing this Agreement, (c) a guarantor of Borrower's obligations to Lender is in default of the guarantor's obligations to Lender under the guaranty or under any other agreement(s), (d) the advance will not be secured by a perfected first priority security interest in the Financed Vehicle and in its proceeds, (e) Borrower's obligations to Lender hereunder are not secured as required in Section III, (f) Borrower is not the sole owner of the Financed Vehicle, free and clear of all liens other than Lender's security interest, (g) an event occurs (including without limitation the commencement or threat of any lawsuit against Borrower or any guarantor) which Lender reasonably determines constitutes or could constitute a material adverse change in the business, financial condition, operations, performance, properties, management or prospects of Borrower or any guarantor or which Lender determines materially and adversely affects the ability of Borrower or any guarantor to perform its obligations to Lender or which Lender determines materially impairs the value of the Collateral, (h) Borrower has not provided Lender with: (i) a certified copy of Borrower's filed articles of incorporation,
(ii) a certificate of good standing for Borrower in all states in which it does business, (iii) a certificate by Borrower's corporate secretary or treasurer certifying the identity of the officers, directors and owners of Borrower and its capital structure, and (iv) a certificate by Borrower's corporate secretary certifying the adoption of a resolution of Borrower's board of directors which authorizes Borrower to enter into and perform this Agreement, (i) any common stock of any Borrower or the majority of its assets is sold without the prior written consent of Lender, (j) all obligations of Borrower to the guarantors, its owners and its affiliates have not been subordinated to Borrower's obligations to Lender in form and content acceptable to Lender, (k) any joint owner of a guarantor's assets has not subordinated its interest in such assets to Lender in form and content acceptable to Lender, (l) all of Borrower's obligations to Lender are not at all times unconditionally guaranteed by FAA,
(m) Borrower shall not have paid all of Lender's fees and costs incurred in connection with this Agreement and the transactions contemplated hereby, (n) TCW shall not have executed an intercreditor and/or subordination agreement with Lender acceptable to Lender in its sole and absolute discretion, or TCW shall have defaulted under

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any such agreement(s), (o) FAA and/or Borrower shall not have entered into loan and/or other financing agreements with TCW acceptable in form and content to Lender in its sole and absolute discretion or shall not have received the financing and/or funds committed by TCW thereunder, (p) Borrower and/or any guarantor has not delivered to Lender all loan, security, guaranty and other documents and agreements which Lender may require in its sole and absolute discretion in connection herewith (including without limitation legal opinion(s) of counsel for Borrower and each guarantor), or (q) Donald V. Strough and Thomas
A. Price shall have delivered to Lender a "best efforts" letter acceptable to Lender stating (among other things) that FAA and Borrower shall attempt to maintain automobile lease volume of 7.1% for total New Vehicle(s) sales and 10.0% for total Used Vehicle(s) sales.


III. PAYMENT
     -------

     A. Principal
        ---------

          (1) Borrower shall pay to Lender the amount of the outstanding advances made by Lender as follows:

               (a) When a Financed Vehicle (including fleet sales but excluding Eligible Used Vehicles) is sold, leased, delivered, or otherwise disposed of by Borrower, Borrower shall pay to Lender the principal balance of the advance made for such Vehicle no later than the earlier of: (i) two (2) Business Days after Borrower receives payment or other proceeds of the Financed Vehicle, or (ii) ten
(10) calendar days after the Financed Vehicle is sold, leased, delivered, or otherwise disposed of (whichever first occurs), or (iii) thirty (30) calendar days after delivery of a fleet sale by Borrower;

               (b) For each Demonstrator financed by Lender, Borrower shall pay to Lender monthly an amount equal to 25% of the initial amount of Lender's respective Demonstrator(s) advance commencing at the earlier of (i) six months after the respective advance, or (ii) the date that such respective Demonstrator(s) has accumulated 6,000 miles on its odometer;

               (c) Unless previously repaid, 360 days after a respective advance is made for a New Vehicle (including Demonstrators), Borrower shall pay to Lender the principal balance of the advance;

               (d) 90 calendar days after a respective advance is made in connection with a Program Vehicle, Borrower shall pay to Lender the principal balance of the advance;

               (e) Whenever Revolver Advance(s) outstanding at any time exceed the Revolver Borrowing Base (as determined by Lender or Borrower from time to time), then Borrower shall pay the amount of such excess(es) to Lender within two (2) Business Days thereafter;

               (f) If a Financed Vehicle is missing or damaged beyond ordinary means of repair, Borrower shall pay to Lender the principal balance of the advance made for such vehicle within two (2) Business Days after the loss or damage;

               (g) Borrower shall pay to Lender the principal balance of all Program

Vehicle advances, Revolver Advances and Discretionary Advances at the first time there is no advance outstanding for New Vehicles;

               (h) Payment for any consigned Used Vehicle(s) shall be made in accordance with the applicable consignment agreement;

               (i) Immediately upon termination or default as defined in this Agreement.

          (2) Partial Prepayments.  Borrower may, at its option, partially
              -------------------
prepay New Vehicle(s) advances. Partial prepayments shall be made only in Fifty Thousand Dollar ($50,000) increments, and shall not in the aggregate exceed 25% of the outstanding principal balance of New Vehicle(s) advances. Any payments made pursuant to this Section shall be made by wire transfer at Borrower's expense. Borrower shall receive same day credit for funds received prior to 10:00 a.m. Central Standard Time on a banking business day. Borrower shall receive credit on the next banking business day for funds not received prior to 10:00 a.m. Central Standard Time. To the extent Borrower has prepaid principal as provided in this Section, upon Borrower's request, Lender shall, if all conditions to advances are met, re-advance to Borrower in Fifty Thousand Dollar ($50,000) increments the lesser of: (i) the amount Borrower requests, or (ii) the amount of prepayments made more than ten days prior to Borrower's request for which there is no outstanding re-advance under this Section, minus the amount of such prepayments which would have become required payments prior to the time of the requested re-advance, or (iii) the amount then available for New Vehicle advances. Re-advances requested by Borrower pursuant to this Section shall be wire transferred by Lender to Borrower at Borrower's expense. The re-advance shall be transferred on the day of Borrower's request if Borrower's request is received before 10:00 a.m. Central Standard Time on a banking business day. Requests not received before 10:00 a.m. Central Standard Time shall be honored on the next banking business day. Re-advances shall be subject to the limitations applicable to New Vehicle(s) advances.

     B. Interest
        --------

          (1) Borrower shall pay to Lender interest on the average daily balance of the following advances at the following respective per annum rate(s):
(a) as to New Vehicle(s) advances, the Index Rate minus three-quarters percentage points (0.75%) per annum, (b) as to Program Vehicle(s) advances, the Index Rate minus 45/100ths percentage points (0.45%) per annum, (c) as to Revolver Advance(s), the Index Rate less 35/100ths percentage points (0.35%) per annum, and (d) as to Discretionary Advance(s), the Index Rate minus three quarters percentage point (0.75%) per annum.

          (2) Unless a billing from Lender to Borrower indicates a later date, the interest shall be due and payable monthly on the first day of each calendar month for the interest accrued during the preceding calendar month. Interest shall be in default and past due if payment in good funds is not received by Lender by the 20th of each month for the interest accrued during the preceding month. If the payment of interest is not received by Lender in good funds by the 20th of the month, then Borrower shall pay to Lender a late charge equal to 5% of the interest which accrued during the preceding month. Any insurance premiums billed by Lender shall be due and payable on the same date as the interest and shall be subject to the same late charge. Unless the billing indicates otherwise, each billing period shall be a calendar month. The average daily balance which bears interest is the sum of the daily outstanding advances for the billing period divided by the number of days in the billing period. Where permitted, interest shall be calculated on the basis of a 360 day year for the actual days elapsed. Any interest start date shown on a manufacturer or distributor invoice is not binding on Lender. Interest on advances shall begin to accrue on the earlier of the date of the invoice from the seller to Borrower or when Lender issues a draft or is drafted on.

     C. Maximum Lawful Rate
        -------------------

          (1) Notwithstanding any provision in this Agreement, or in any other document, if at any time before the payment in full of all advances made hereunder any Stated Rate exceeds the Maximum Lawful Rate then, in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable on the advances shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate shall be less than the Maximum Lawful Rate, then, subject to (2) below, Borrower shall continue to pay interest at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which Lender would have received had the Stated Rate been (but for the operation of this Section C.
(1)) the interest rate payable; thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate shall again exceed the Maximum Lawful Rate, in which event this Section C. (1) shall again apply. In the event interest payable hereunder is calculated at the Maximum Lawful Rate, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

          (2) In no event shall the total interest contracted for, charged, received or owed pursuant to the terms of this Agreement exceed the amount which Lender may lawfully receive. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section C, shall make a final determination that Lender has received, charged, collected, or contracted for interest hereunder in excess of the amount which Lender could lawfully have, Lender shall, to the extent permitted by law, promptly apply such excess first to any interest due (calculated at the Maximum Lawful Rate if applicable) and not yet paid, then to the prepayment of principal, and any excess remaining thereafter and after application to any other amounts Borrower owes Lender shall be refunded to Borrower. In determining whether the interest exceeds the Maximum Lawful Rate or the maximum amount which Lender could lawfully have received, the total amount of interest shall, to the extent allowed by law, be spread over the term of the total indebtedness. Any provisions of this Agreement regarding the time during which interest accrues on advances are only elements of the formula for calculating interest on the total indebtedness and are not intended to cause interest to be applied to specific advances for usury determination purposes.

     D. Manner and Application of Payments.  Times for payment specified in
        -----------------------------------
Section III are due dates and indicate when the payments must be received by Lender. Principal curtailment payments payable during a month are due at the same time interest for the month is due. Borrower shall make all payments to Lender by either, at Lender's option, ACH (Automated Clearing House) or an electronic fund transfer method acceptable to Lender. Borrower shall pay any fees charged for automated or electronic payment. Lender shall apply all payments on the second Business Day following the Business Day on which they are received. Lender reserves the right to apply payments in any order and to any of the amounts due. If a payment by Borrower is not honored upon first presentment, then Borrower shall pay to Lender a $25.00 handling fee for the dishonored payment.

     E. Handling Fee For Delayed Drafting.  Whenever a manufacturer or
        ---------------------------------
distributor requests payment from, or drafts on, Lender for a vehicle more than 30 days after delivery of the vehicle to

Borrower, then Borrower shall pay Lender a $50.00 handling fee for each such advance made by Lender unless the delay is the customary delay associated with new model year introductions. In addition, if Borrower repays such an advance after Lender is drafted on by, or issues a draft to, the manufacturer or distributor for the vehicle, then interest shall accrue on the advance as provided in Section II.B. If Borrower repays such an advance before Lender is drafted on by, or issues a draft to, the manufacturer or distributor, then no interest shall accrue on the advance. This section does not constitute Lender's consent to delayed drafting. Borrower shall obtain Lender's consent to delayed drafting before purchasing Vehicles to be financed by Lender on a delayed drafting basis.

     F. Statements of Account.  Lender shall provide Borrower with statements of
        ---------------------
account on a monthly basis in the form of monthly billings. Each such statement shall be conclusively deemed correct and accurate and shall constitute an account stated between Borrower and Lender, absent manifest error, unless thereafter waived in writing by Lender or unless, within thirty days after Borrower's receipt of said statement, Borrower delivers to Lender written objection thereto specifying the errors contained in the statement. In the event of an error, Lender's sole liability shall be to make corrective adjustments to Borrower's account. All amounts shown on a statement as currently due are due and payable upon receipt of the statement. Lender's books and records shall be sufficient proof of the amount of Borrower's obligations to Lender. At Lender's option, Lender may provide statements on a computerized storage and retrieval medium, or by electronically transmitting the information or allowing Borrower computer access. Electronically transmitted or accessed information shall be deemed received by Borrower when it is available to be accessed by Borrower.


IV. COLLATERAL
    ----------

     A.  Security Interest.  To secure Borrower's existing and future
         -----------------
obligations to Lender hereunder and to secure all other existing and future obligations of Borrower to Lender, Borrower hereby grants to Lender a continuing security interest in the following property (the "Collateral") in which Borrower has or acquires an interest, whether new, used, or repossessed, now existing or hereafter arising, and wherever located: (1) all motor vehicles; (2) all inventory, including but not limited to motor vehicles, parts, and accessories;
(3) all accounts, contract rights, documents, instruments, deposit accounts, general intangibles, chattel paper, rebates, reserves and deposits, including but not limited to franchises and all amounts due from manufacturers and distributors; (4) all equipment and fixtures; (5) all books and records, including but not limited to customer lists, credit files, sale transaction records, and computer programs and data; (6) all insurance policies, and benefits and rights under insurance policies, which Borrower is solely or jointly the owner of, insured under, or the beneficiary of; (7) all funds or property in the possession of, under the control of, or in transit to or from, Lender; and (8) all proceeds of, products of, accessions to, and substitutions for, all of the foregoing. Except as specifically provided in this Section IV, Borrower shall not grant or allow any person or entity other than Borrower to have an ownership interest in the Collateral and Borrower shall not grant or allow any person or entity other than Lender to have a lien or security interest in the Collateral. Notwithstanding any provision in this Agreement or any practice to the contrary, whenever Lender finances Borrower's acquisition of a Vehicle, Lender shall have a purchase money security interest in the Vehicle. To determine the extent of the purchase money security interest, Borrower payments will be applied as specified in the Borrower billing statement or, if not specified, the earliest purchased Vehicle shall be deemed paid for first. Lender at its option may maintain possession of certificates of origin and certificates of title.

     B.  Sale and Use of Inventory.  Financed Vehicles shall be held by Borrower
         -------------------------
in its inventory. Borrower may sell or lease such items of inventory if they are sold or leased in the ordinary course of Borrower's business to buyers in the ordinary course of business and if Lender is paid the outstanding amount of any advance for Financed Vehicles sold or leased. Lender's security interest in sold or leased Vehicles shall continue until Lender is so paid. All payments received by Borrower in connection with a Financed Vehicle shall be held in trust by Borrower for the benefit of Lender until they are paid to Lender. Except as provided elsewhere in this Agreement, Borrower shall not consign or rent any financed inventory without Lender's prior written consent.

     C.  Preservation of Inventory and Insurance.  Borrower shall pay promptly
         ---------------------------------------
when due all taxes and transportation, storage, warehousing and other charges assessed in connection with all of its inventory or the ownership or use of its inventory, and shall keep all of its inventory in good and saleable condition. Borrower shall keep its inventory insured with an insurer acceptable to Lender for its full replacement value against any and all risk of loss or damage with loss payable to Lender under a standard lienholder provision, or (at Lender's election) as loss payee under an endorsement BFU 438 NS, to the extent of its interest and with policies subject to cancellation or modification only upon ten days written Notice to Lender. Should Borrower fail to provide required insurance, keep the inventory in good condition or pay any of the taxes and charges, Lender may, but shall not be obligated to, procure such insurance and/or pay such amounts as are necessary to meet Borrower's obligations hereunder. In such event, the cost will be added to Borrower's indebtedness hereunder and be subject to the terms and conditions of this Agreement as an advance, and Borrower shall immediately upon request reimburse Lender for such cost plus interest at a per annum rate equal to the Index Rate plus 1.25%. Borrower shall notify Lender in the event of damage to or loss of inventory financed by Lender. In addition, Borrower shall maintain liability insurance on terms and conditions acceptable to Lender from time to time in Lender's sole and absolute discretion, which liability policies shall name Lender as an additional insured thereunder.

     D. Maintenance of Equipment.  Borrower shall keep and maintain all of its
        ------------------------
equipment in good operating condition, except for ordinary wear and tear, and shall repair and shall make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained. Borrower shall maintain accurate records itemizing and describing the kind, quantity and value of its equipment and shall furnish Lender upon request a current schedule containing such information. Borrower may sell equipment if it is replaced with similar or better equipment or if Borrower determines in good faith that the equipment is no longer necessary. Borrower's presently owned equipment other than Vehicles may be secured by existing purchase money security interests even though such security interests may have a priority superior to Lender's security interest. Borrower may grant a purchase money security interest superior to Lender's security interest in equipment other than Vehicles which Borrower hereafter purchases.

     E. Inspection and Removal.  Borrower hereby grants to Lender, for so long
        ----------------------
as Lender does not breach the peace, an irrevocable license to enter from time to time and at any time upon any business location of Borrower for the purpose of inspecting, auditing or securing or, in the event of default, repossessing and foreclosing upon, Borrower's inventory or any other item of Collateral in which Lender possesses a security interest or lien pursuant to this Agreement. In the event that any of the Collateral is under the control of any third party, Borrower shall use its best efforts to cause such parties to make such rights available to Lender.

     F. Offset.  Lender has the right to offset against Borrower's obligations
        ------
hereunder any obligations of Lender to Borrower or any property of Borrower in Lender's possession or control. Borrower has no right to offset its obligations hereunder.

     G. Costs Associated With Security Interests.  Borrower shall pay, or shall
        ----------------------------------------
reimburse Lender upon request if Lender paid, all costs, fees (including attorney fees), and taxes associated with obtaining, perfecting, achieving the required priority for, and evaluating Lender's security interest in real property. The costs, fees, and taxes shall include, but shall not be limited to, filing fees and taxes for financing statements and mortgages, and costs of lien searches, title opinions, title insurance, surveys, appraisals and environmental reviews. Borrower's obligation for the costs, fees, and taxes shall be limited to charges by third parties, including mailing costs.


V. FINANCIAL AND OPERATIONAL COVENANTS.
   -----------------------------------

     A. Financial Information.  Lender may from time to time and at any time
        ---------------------
inspect, audit and copy Borrower's books and records to ascertain Borrower's financial condition and compliance with this Agreement, and Borrower agrees to cooperate fully with Lender in so doing (including without limitation delivering to Lender upon request all documents and information Lender may request from time to time). At any time at the request of Lender, Borrower shall furnish within 30 days a balance sheet and a profit and loss statement reflecting the financial condition of Borrower and the guarantors hereunder as of a date specified by Lender. Within 12 days following the end of each month, Borrower shall deliver to Lender financial statements for that month and a duly completed Borrowing Base Certificate. Within 45 days after the end of each fiscal quarter (commencing with the fiscal quarter ending September 30, 1997), Borrower shall deliver to Lender consolidated financial statements for Borrower and all guarantors for that fiscal quarter. Within 120 days of the end of each of Borrower's fiscal years, Borrower shall deliver to Lender unqualified, audited financial statements for Borrower and all guarantors for that fiscal year. Within 5 days of the filing of a tax return by Borrower or a guarantor hereunder, Borrower shall provide Lender with a copy of the tax return.
Borrower shall cause the guarantors hereunder to file tax returns annually. Borrower shall exercise its best efforts to file its tax return within 120 days of the end of its fiscal year. Borrower authorizes Lender to investigate Borrower's creditworthiness and to obtain information about the Collateral, from manufacturers and their affiliates or otherwise, whenever Lender determines it to be necessary. Borrower further authorizes Lender to furnish information concerning Borrower's account with Lender to credit reporting agencies, other creditors of Borrower, manufacturers and all others who may lawfully receive such information.

     B. Location of Collateral.  Borrower shall keep its inventory of Vehicles
        -----------------------
and the other Collateral at the principal place of business shown in the first paragraph of this Agreement. Borrower shall notify Lender in writing at least 60 days in advance of any intended changes in the location of its chief executive office or principal place of business, the location of the Collateral, or Borrower's sales locations. Borrower shall take such action prior to making the change as is determined by Lender to be necessary, as a result of the intended change, to preserve Borrower's obligations to Lender and Lender's security interest in the Collateral.

     C. Manner of Doing Business.   Borrower shall conduct its business
        -------------------------
operations in compliance with all applicable laws, shall remain in good standing under its franchises, and shall maintain its corporate existence in good standing with all required licenses. Borrower shall pay all taxes and other obligations when due. Borrower shall not change its ownership, structure, name, or trade style without at least 60 days' prior written Notice to Lender. Borrower shall take such action prior to making the change as is determined by Lender to be necessary, as a result of the intended change, to preserve Borrower's obligations to Lender and Lender's security interest in the Collateral. Borrower shall notify Lender immediately of any: (1) notice of default or termination, or notice of intent to terminate, Borrower receives regarding a New Vehicle franchise agreement, or (2) lawsuit, governmental proceeding, or claim which, individually or in the aggregate, involves an amount exceeding 10% of Borrower's net worth or which would impair Borrower's ability to perform this Agreement if the relief requested were granted.

     D. Power of Attorney.  Borrower hereby irrevocably authorizes Lender, by
        ------------------
any employee or other person or entity of Lender's designation, to sign, execute, endorse, transfer, file or deliver in the name of Borrower any financing or other statements, or any certificates of title or origin or application therefor, required by applicable law to perfect or realize on Lender's security interest, and to endorse in the name of Borrower any notes, checks, drafts or other instruments for the payment of money. This authorization is limited to those acts necessary to reasonably effectuate this Agreement and to those acts necessary or desirable in Lender's discretion to secure and pay the indebtedness due hereunder and to realize on the Collateral. A photostatic copy or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

     E. Representations and Warranties.  Borrower represents and warrants to
        -------------------------------
Lender, upon the execution of this Agreement, continuing and at the time of each advance hereunder, that:

          (1) Borrower is duly organized, validly existing, and in good standing in the states in which it does business, and the state of incorporation and principal place of business shown in the first paragraph of this Agreement are correct;

          (2) Borrower's correct corporate name is shown in the first paragraph of this Agreement and this has been its name since incorporation;

          (3) Borrower uses and will use no trade names other than Serramonte Auto Plaza, Serramonte Mitsubishi, Lexus of Serramonte, Stevens Creek Nissan, Melody Toyota, Poway Dodge, Poway Toyota, Poway Honda, Concord Honda, Concord Nissan, Dublin Volkswagen, Dublin Dodge, Dublin Nissan, Marin Nissan and Serramonte Isuzu, Serramonte Nissan, Serramonte Dodge, Serramonte Buick - Pontiac - GMC Truck, and Borrower has not used and will not use any other trade names, unless Lender consents to such additional trade names at least ten (10) Business Days prior to such use(s);

          (4) Borrower is authorized to enter into this Agreement; this Agreement is a valid and binding obligation of Borrower; the execution and performance of this Agreement by Borrower is lawful and does not constitute a default, acceleration, or termination of any other agreement to which Borrower is a party;

          (5) all information provided by Borrower to Lender at any time is true, complete, and accurate;

          (6) Borrower is the sole owner of all assets shown on Borrower's financial statements delivered to Lender;

          (7) Borrower is solvent and capable of paying its obligations as they become due;

          (8) there is no litigation or governmental proceeding pending against Borrower, and Borrower is not aware of any such proceeding being threatened, which could impair Borrower's ability to perform this Agreement;

          (9) Borrower is in compliance with all applicable laws and New Vehicle franchise agreements;

          (10) Borrower maintains accurate business and financial records and prepares its financial statements in accordance with generally accepted accounting principles;

          (11) Borrower is an authorized dealer franchisee for the New Vehicles it sells and Borrower has not received any notice of default or termination regarding the franchise;

          (12) Borrower's obligations to its owners or affiliates are not secured by any of Borrower's assets; and

          (13) Borrower's sales locations are not in violation of any environmental hazard laws. There has not been, nor shall Borrower cause or permit, any Release of Hazardous Materials on or under the dealership property. As used herein, "Release" means any spill, emission, leaking, disposal, pouring, emptying or other discharge into the environment through the air, soil, surface water, or ground water. "Hazardous Materials" means any substance the generation, handling, storage, treatment or disposal of which is regulated by, or forms the basis for liability now or hereafter under, any governmental authority. Borrower shall, at all times, comply with all federal, state and local law and regulation relating to the environment. Borrower shall indemnify and hold harmless Lender and its affiliates, officer, directors, employees, attorneys and agents from and against any and all suits, proceedings, claims, damages, losses and expenses which may be asserted against them as a result of credit having been extended to Borrower and in connection with any Release of Hazardous Materials.

     F. Financial Covenants.  Borrower shall manage its finances in a sound and
        --------------------
prudent manner and not impair its ability to perform this Agreement. Borrower shall not guaranty, pay, or provide collateral for obligations of others, and shall not become obligated for debts when it does not receive the loan for its own use or receive the direct benefit of the consideration creating the debt. Without Lender's prior written consent, Borrower shall not: (1) make any loans or other advances of money or any loans or advances of inventory or other property, to any person or entity other than advances against commissions and other similar monetary advances to employees in the ordinary course of business,
(2) enter into, or be a party to, any transaction with any affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender, or (3) terminate any Borrower's New Vehicle franchise agreement. All financial covenants herein shall be determined in accordance with generally accepted accounting principles, consistently applied, and shall be tested based upon the consolidated financial statements of Borrower and FAA. Borrower shall maintain at all times a modified current ratio of greater than 1.30:1, calculated by dividing (a) total current assets plus LIFO reserve, if any, less New Vehicle(s) inventory, less any inter-company transactions, by (b) total current liabilities, less total New Vehicles(s) financing, less any inter-company transactions. Borrower shall maintain at all times a ratio of debt to tangible net worth of less than 4.0:1.0, calculated by dividing (a) total liabilities, less owner's, employees' and/or related parties' debt, less subordinated debt, less inter-company debt, by (b) total net worth plus LIFO reserve, if any, plus owner's, employees' and/or related parties' debt, plus subordinated debt, less all intangible assets. Intangible assets can be, but not limited to the following: owner and employee receivable accounts, any inter-company receivable accounts, goodwill, non-business assets (i.e., collectibles), trade names, and capital stock for non-publicly trade companies. Borrower shall maintain at all times an interest coverage ratio as follows: (a) as of fiscal year end 1997, of greater than 2.0:1.0; (b) as of fiscal year end 1998, of greater than 2.5:1.0; (c) as of fiscal year end 1999, of greater than 3.0:1.0; and (d) as of fiscal year end 2000, of greater than 3.5:1.0. Consolidated interest coverage ratio shall be calculated by dividing (a) earnings before interest and taxes, by (b) total interest expense less total non-cash interest expense. Borrower shall deliver to Lender together with Borrower's quarterly financial statements required hereunder a quarterly covenant compliance certificate demonstrating compliance with the foregoing and in form and content acceptable to Lender from time to time in Lender's sole and absolute discretion, which shall initially be in the form of Exhibit B attached hereto and incorporated herein by this reference (subject, however, to any future change(s) which GECC may require from time to time in its sole and absolute discretion). Furthermore, before GECC will consider making any Discretionary Advance(s) (which Lender may do or not do in its sole and absolute discretion) Borrower must maintain (a) a modified current ratio of greater than 1.40:1.0, (b) a ratio of debt to tangible net worth of less than 3.50:1.0, and (c) a interest coverage ratio of (i) as of fiscal year end 1997, of greater than 2.5:1.0, (ii) as of fiscal year end 1998, of greater than 3.0:1.0, (iii) as of fiscal year end 1999, of greater than 3.5:1.0, and (iv) as of fiscal year end 2000, of greater than 4.0:1.0. For purposes of this Section V. F., "inter-company" means any transactions by, between or among any Borrower corporation and any other Borrower corporation and/or FAA.

     G. Additional Environmental Covenants.  Borrower shall at all times comply
        -----------------------------------
with any and all federal, state and local laws, rules, regulations and directives now or hereafter existing concerning environmental matters and/or hazardous substances or materials, and shall immediately inform Lender of any alleged violation of such laws, rules, regulations or directives. Furthermore, Borrower shall advise Lender immediately upon learning of any actual or threatened release of any hazardous substance(s) or material(s) at, near or concerning any of Borrower's dealership operations.


VI. DEFAULT AND REMEDIES
    --------------------

     A.  Default.  Any of the following events shall constitute a default of
         -------
this Agreement by Borrower:

          (1) Any Borrower or guarantor hereunder fails to make any payment when due as required by this Agreement or the guaranty or any other agreement with Lender;

          (2) Any Borrower fails to perform any other obligation in this Agreement or any other agreement with Lender, or a guarantor fails to perform any other obligation in the guaranty or any other agreement with Lender, or if any representation or warranty in this Agreement or any other agreement by any Borrower or a guarantor with Lender is untrue;

          (3) the occurrence of any material uninsured damage to, or loss, theft, or destruction of, any of the Collateral or of any other assets of any Borrower or its guarantors;

          (4) the filing by any Borrower or its guarantors of a voluntary petition or answer seeking liquidation, reorganization, or any other relief under the Bankruptcy Code, or under any other law pertaining to insolvency or debtor relief; any agreement by any Borrower or its guarantors indicating consent to, or acquiescence in, any such petition or proceeding; the making by any Borrower or its guarantors of an assignment for the benefit of creditors; the inability or failure generally of any Borrower or its guarantors to pay debts as such debts come due; or the admission by any Borrower or its guarantors in writing of an inability or failure generally to pay debts as such debts become due;

          (5) the filing of an involuntary petition against any Borrower or its guarantors seeking liquidation, reorganization, or any other relief under the Bankruptcy Code, or under any other law pertaining to insolvency or debtor relief; the involuntary appointment of a receiver, custodian or trustee of any Borrower or its guarantors or for all or a substantial part of any Borrower's or its guarantors' property; the entry of a material judgment or the issuance of a writ or warrant of attachment, execution or similar process against any substantial part of the property of any Borrower or its guarantors; or the entry of an order for relief under the Bankruptcy Code or any other insolvency or debtor relief law; provided that, none of the foregoing events in this Section
VI. A. (5) shall constitute a default if the same shall be dismissed, vacated, stayed, released or bonded on appeal within sixty (60) days after the filing, appointment, entry or issuance thereof;

          (6) a notice of lien, levy, assessment, or a notice of similar effect, is filed of record with respect to all or any of Borrower's or its guarantors' assets by any type of governmental entity or agency, or if any taxes or debts owing to any governmental entity or agency becomes a lien or encumbrance upon the Collateral or any other of Borrower's or its guarantors' assets;

          (7) the termination, revocation or limitation in any respect of a guarantor's obligations under a guaranty of Borrower's obligations hereunder;

          (8) the occurrence of any event or condition which Lender reasonably determines constitutes or could constitute a material adverse change in the business, financial condition, or prospects of Borrower or its guarantors or which Lender determines materially and adversely affects the ability of Borrower or its guarantors to perform its obligations to Lender or which Lender determines materially impairs the value of the Collateral;

          (9) the occurrence of any act or event which entitles the franchisor of a New Vehicle franchise of any Borrower to terminate any Borrower's franchise agreement after the expiration of any applicable cure period;

          (10) the loss, termination, cancellation, revocation, forfeiture, suspension, impairment of or failure to renew any Borrower's New Vehicle franchise agreements, or any governmental licenses, certificates and/or permits now held or hereafter acquired by any Borrower which are necessary for the continued operation of its business;

          (11) the entry of any order of a court enjoining, restraining or otherwise preventing Borrower from conducting all or any material part of its business affairs;

          (12) the cessation of business by or the dissolution of any Borrower;

          (13) Thomas A. Price at all times shall not control at least twenty percent (20%) of the voting common stock of FAA or at anytime shall fail to act as Chief Executive Officer of FAA (unless his failure to act as Chief Executive Officer is due to his death or disability, in which case no default shall occur hereunder if a successor Chief Executive Officer reasonably acceptable to Lender is appointed within six (6) months thereafter);

          (14) Any default (or any event which with the giving of notice or passage of time would be a default) shall have occurred by FAA or any Borrower under any loan or other agreement with TCW; or

          (15) Any default (or any event with the giving of notice or the passage of time would be a default) shall have occurred by TCW under any intercreditor or other agreement with Lender.

     B. Default Rate of Interest.  After an event of default, the advances shall
        ------------------------
bear interest at the rates provided in Section III. B. plus, at the option of Lender evidenced by its written Notice to Borrower, to partially compensate Lender for the additional credit risk, and not as a penalty, additional post-default interest at the rate of 3.0% per annum until paid in full; provided, however, that upon the occurrence of an event of default specified in Section
VI. A. (4) or (5), no such Notice shall be required, and such additional post-default interest shall automatically accrue and be payable. For so long as the post-default rate shall be in effect, the rates provided for in Section II. B. plus such additional post-default interest shall be deemed the "Stated Rate" for the purposes of Section III. C. of this Agreement. The automatic or elective imposition of the post-default rate of interest shall not be a cure or satisfaction of any default. This section shall not constitute a waiver of Lender's right to accelerate and seek immediate payment of Borrower's indebtedness to Lender upon default.

     C. Remedies
        --------

          (1)  Default by Lender.  In the event of any default by Lender or any
               -----------------
other claim by Borrower against Lender related to this loan, Borrower's sole and exclusive remedy against Lender shall be a cause of action sounding in contract with damages limited to actual and direct damages incurred. Lender shall in no event be liable for ordinary negligence, delay in performance or any consequential, special, punitive, incidental or indirect damages, including without limitation, loss of profit or goodwill. Lender shall in no event be liable for any loss or damage directly or indirectly resulting from the furnishing of services or reports hereunder. LENDER MAKES NO WARRANTIES, whether expressed or implied, including, without limitation, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          (2)  Default by Borrower.  In the event of any default by Borrower, at
               -------------------
Lender's election Lender may, with or without Notice, demand, or legal process, declare the entire net principal balance of Borrower's indebtedness to Lender under this or any other agreement immediately due and payable, together with all accrued interest and fees, and terminate any and all commitment(s) of Lender hereunder. To the extent permitted by applicable law, Borrower hereby waives presentment, protest, demand, notice of dishonor, notice of intent to accelerate and notice of acceleration and all other notices and demands to which Borrower might otherwise be entitled prior to Lender taking action to enforce any of its rights. Lender shall have the following rights and remedies in addition to the right to accelerate:

               (a) All of the rights and remedies of a secured party under the Uniform Commercial Code of the State where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement;

               (b)  The right to appointment of a receiver;

               (c) The right to: (i) enter upon the premises of Borrower, or any other place or places where the Collateral is located and kept, through self-help and without judicial process, without first obtaining a final judgment or giving Borrower Notice and opportunity for a hearing on the validity of Lender's claim and without any obligation to pay rent to Borrower, and remove the Collateral therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order to effectively collect or liquidate the Collateral; (ii) require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender, in its sole discretion; (iii) open and redirect Borrower's mail in order to take possession of and realize on the Collateral; (iv) sell, lease or to otherwise dispose of all or any Collateral in its then condition, or after any further repair or modification thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable; and such sales may be adjourned from time to time with or without Notice; (v) terminate Borrower's dealer agreements if necessary to accomplish manufacturer repurchase; and (vi) enforce Borrower's rights under its dealer agreements, including the right to manufacturer repurchase. Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against Borrower's obligations to Lender. The proceeds realized from the sale of any Collateral shall be applied in the order determined by Lender to the costs, expenses and attorneys' and paralegal fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; to the interest and fees due hereunder; and to the principal of Borrower's debt to Lender. Without limitation, Borrower agrees that any judicial sale of Collateral, any repurchase of a motor vehicle by a seller pursuant to a repurchase agreement between Lender or Borrower and the seller, and any private or auction sale of inventory in "as is" condition to other dealers upon five (5) days' written Notice to Borrower and within six months of repossession, shall be a commercially reasonable method of disposition. Borrower shall be liable to Lender for any deficiency following Lender's disposition of the Collateral regardless of any subsequent disposition of the Collateral by the purchaser. Borrower is not a beneficiary of, and has no right to compel Lender to enforce, any repurchase agreement. If any surplus remains after the disposition of all of the Collateral Lender shall remit the surplus to Borrower.

VII. TERMS OF AGREEMENT
     ------------------

     A.  Termination.  This Agreement shall continue in full force for three
         -----------
years. Payment in full of Borrower's obligations to Lender owed hereunder shall constitute a termination. Lender has the right to terminate this Agreement at any time without Notice if there is an event of default. Lender has the right to terminate this Agreement on written Notice if there is a sale or other transfer of the majority owner's interest in Borrower or a sale or other transfer of a majority of the assets of Borrower. Notwithstanding the foregoing, Lender and Borrower acknowledge and agree that FAA and/or one or more Borrower(s) may desire from time to time to close and/or sell to third parties certain of Borrower's dealership operations, and that no default shall occur hereunder by reason of such closure(s) and/or sale(s) of dealership operations provided that Borrower shall have first obtained Lender's advance written consent to such closure(s) and sale(s). Termination in any manner shall in no way affect Lender's security interest or Borrower's obligations to Lender. Upon termination by either party or by lapse of time, Borrower shall pay to Lender all amounts (including principal, interest, and reimbursable expenses) outstanding hereunder. Payment shall be made at the earlier of: (1) the times provided elsewhere in this Agreement, or (ii) the effective date of termination.

     B.  Modification of Agreement; Sale of Interest.  This Agreement may not be
         --------------------------------------------
modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer this Agreement or any portion thereof. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition of this Agreement or of any portion hereof.

     C.  Attorneys' and Other Fees and Expenses.  If at any time Lender employs
         ---------------------------------------
legal counsel, appraisers, environmental consultants or any other third person or entity for advice, consultation or other representation, or Lender otherwise incurs expenses, in connection with: (1) the preparation of this Agreement or any other related document, the closing of the transactions contemplated hereby, or any amendment of or modification of this Agreement; (2) the administration of this Agreement and the transactions contemplated hereby; (3) any litigation, contest, dispute, suit, proceeding or action (including but not limited to any bankruptcy proceeding) in any way relating to the Collateral, this Agreement, or Borrower's affairs; (4) any actual or attempted enforcement of any rights of Lender against Borrower or any other person or entity which may be obligated to Lender by virtue of this Agreement; and/or (5) any actual or attempted inspection, verification, protection, collection, sale, liquidation or disposition of the Collateral; then, in any such event, the fees, expenses, and costs of such third party and Lender shall be payable, on demand, by Borrower to Lender and shall be an obligation of Borrower hereunder. Without limiting the generality of the foregoing, such expenses, costs, and fees may include accountants' fees, costs and expenses; court costs and expenses; photocopying, work processing and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; salary and hourly fees; secretarial overtime charges; and expenses for travel, lodging and food incurred in connection with the performance of such services. Additionally, if any taxes or fees shall be payable on account of the execution or filing of this Agreement, or related documents, or the creation of any of the obligations (other than taxes or fees assessed on the basis of Lender's net income), Borrower shall pay all such taxes and fees, and will indemnify and hold Lender harmless from and against liability in connection therewith.

     D.  No Waiver by Lender.  Time is of the essence in Borrower's performance
         -------------------
of this Agreement. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of any event of default hereunder shall not suspend, waive or affect any other event of default, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by a duly authorized representative of Lender and directed to Borrower specifying such suspension or waiver and any such event of default shall be deemed to continue to exist after its occurrence, unless and until such written suspension or waiver is signed by Lender. Lender's assessment or collection of a late charge or handling fee for a late payment does not waive Lender's right to treat the late payment as a default.

     E.  Severability.  Wherever possible, each provision of this Agreement
         ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     F.  Parties.  This Agreement shall be binding upon and inure to the benefit
         -------
of the permitted successors and assigns of Borrower and Lender. To the fullest extent permitted by law, Borrower waives as against any assignee any claim or defense which Borrower may have against Lender.

     G.  Waivers by Borrower.  Except as otherwise provided for in this
         -------------------
Agreement, Borrower waives: (1) presentment, demand, protest, and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (2) Notice prior to taking possession or control of the Collateral, and waives any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (3) the benefit of all valuation, appraisement and exemption laws.

     H.  Governing Law.  THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND
         -------------
DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT BARRINGTON, ILLINOIS. THE ADVANCES PROVIDED FOR HEREIN ARE TO BE FUNDED AND REPAID AT AND THIS AGREEMENT IS OTHERWISE TO BE PERFORMED AT BARRINGTON, ILLINOIS AND THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. AS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THIS AGREEMENT, BORROWER WAIVES TRIAL BY JURY IN ANY ACTION RELATED TO OR ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     I.  Notice.  Whenever it is provided herein that any Notice shall or may be
         ------
given to or served on either of the parties by the other, or whenever either of the parties desires to give or serve upon the other any such Notice with respect to this Agreement, it shall be in writing and either shall be delivered in person by an employee or agent or private delivery mail service, by telecopy, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (1)  If to Lender, at:

                    General Electric Capital Corporation
                    1000 Hart Road
                    Barrington, IL 60010
                    Attention:  Manager - Wholesale Operations
                    Telecopy:  (800) 527-7558

          (2)  If to Borrower, at:

                    1500 Collins Avenue
                    Colma, California 94014
                    Telecopy:  (415) 756-3945

or at such other address as may be substituted by Notice given as herein provided. The giving of any Notice required hereunder may be waived in writing by the party entitled to receive such Notice. Every Notice hereunder shall be deemed to have been duly given or served on the date on which delivered or telecopied or, if earlier, three Business Days after the same shall have been deposited with the United States Postal Service. Failure or delay in delivering copies of any Notice to the persons or entities designated above to receive copies shall in no way adversely affect the effectiveness of such Notice.

     J.  Section Titles.  The Section titles contained in this Agreement are and
         --------------
shall be without substantive meaning or content of any kind whatsoever and are not a part of the Agreement.

     K.  Indemnity.  Borrower agrees to indemnify Lender from and against any
         ---------
and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any claim, litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other person or entity, and which are related directly or indirectly to this Agreement, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of Lender.

     L.  Entire Agreement.  This Agreement embodies the entire agreement and
         ----------------
understanding between the parties as to the transactions contemplated hereby, and it supersedes all prior negotiations, understandings and agreements between such parties in respect of such transactions.

     M.  Publicity.  Borrower authorizes Lender to publicize "tombstone" or
         ---------
similar announcements with respect to the financing contemplated hereunder, and to use Borrower's name and logo in connection therewith.

     N.  Additional Documents and Action.  Borrower shall execute such
         -------------------------------
additional documents and take such further action as Lender may reasonably request in order to carry out the provisions and intent of this Agreement.

     BORROWER ACKNOWLEDGES THAT BORROWER HAS READ THIS AGREEMENT, HAS CONSULTED WITH COUNSEL TO THE EXTENT BORROWER DEEMS ADVISABLE AND THAT BORROWER UNDERSTANDS ALL OF THE PROVISIONS

CONTAINED HEREIN AND DESIRES TO BE BOUND HEREBY. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of this 2nd day of July, 1997.

GENERAL ELECTRIC CAPITAL
CORPORATION
                                        FAA SAN BRUNO, INC.

By: /s/                                 By: /s/
    _______________________                 _______________________
Its: Commercial Account Manager         Its: President
    _______________________                 _______________________

TRANSCAR LEASING, INC.         FAA SERRAMONTE L, INC.

By: /s/                                 By: /s/
    _______________________                 _______________________
Its: President                          Its: President
    _______________________                 _______________________

SMART NISSAN, INC.                      FAA SERRAMONTE, INC.

By: /s/                                 By: /s/
    _______________________                 _______________________
Its: President                          Its: President
    _______________________                 _______________________

FAA STEVENS CREEK, INC.                 FAA CONCORD N, INC.

By: /s/                                 By: /s/
    _______________________                 _______________________
Its: President                          Its: President
    _______________________                 _______________________

FAA POWAY H, INC.                       FAA CONCORD H, INC.

By: /s/                                 By: /s/
    _______________________                 _______________________
Its: President                          Its: President
    _______________________                 _______________________

FAA POWAY T, INC.                       FAA DUBLIN N, INC.

By: /s/                                 By: /s/
    _______________________                 _______________________
Its: President                          Its: President
    _______________________                 _______________________

FAA POWAY D, INC.                       FAA DUBLIN VWD, INC.

By: /s/                                 By: /s/
    _______________________                 _______________________
Its: President                          Its: President
    _______________________                 _______________________

                                      -24-